SUBSCRIPTION ESCROW AGREEMENT

(Regulation A+ Offering)

SUBSCRIPTION ESCROW AGREEMENT (the “Agreement”) executed this 20th day of  January, 2017 (“Effective Date”) by and between  a Golden Pacific Homes, LLC, a Delaware Limited Liability Company (the “Issuer”), Boustead Securities, LLC (“Boustead”) and REGIONS BANK, an Alabama banking corporation, as escrow agent (“Escrow Agent”).

WHEREAS, the Issuer is conducting a public offering exempt from registration pursuant to Regulation A ("Offering") of not less than 200,000 Units and a maximum of 5,000,000 Units of Limited Liability Company Interests (“Units”), $10.00 par value per unit (the “Units”), at a purchase price of $10.00, and will solicit and collect, subscription funds (collectively, the "Subscription Funds") payable to the “Issuer" from subscribers to the Offering and deposit such funds in the Escrow Account (as hereinafter defined), which Offering is being made to the public by Boustead on a best efforts basis; and

WHEREAS, the Issuer and Boustead desire to establish an escrow account with the Escrow Agent for the purpose of holding the Subscription Funds received during the course of the Offering.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt of which is acknowledged by each of the parties hereto, the Issuer, Boustead and the Escrow Agent hereby agree as follows:

.

DEFINITIONS.  In addition to the terms defined above, the following terms shall have the following meanings when used herein:

“Cash Investment” shall mean the number of Units to be purchased by any Subscriber multiplied by the offering price per Units set forth in the Offering document.

“Cash Investment Instrument” shall mean a check, money order or similar instrument, made payable to or endorsed to Escrow Agent in the manner described in Section 5(c) hereof, in full payment for the Units to be purchased by any Subscriber.

“Escrow Funds” shall mean the funds deposited with the Escrow Agent pursuant to this Agreement, together with any interest and other income thereon.

“Expiration Date” means the date so designated on Exhibit A.

“Minimum Offering” shall mean the sale of 200,000 Units equaling $2,000,000

“Minimum Offering Notice” shall mean a written notification, signed by Issuer and Boustead which shall represent (1) that subscriptions for the Minimum Offering have been received, (2) that, to the best of each of Issuer’s and Boustead’s knowledge after due inquiry and review of its records, payment in full for that number of Units equal to or greater than the Minimum Offering have been received, deposited with and collected by Escrow Agent, (3) and that such subscriptions have not been withdrawn, rejected or otherwise terminated, and (4) that

1

the Subscribers have no statutory or regulatory rights of rescission without cause or all such rights have expired.

 “Subscription Accounting” shall mean an accounting of all subscriptions for Units received and accepted by Issuer as of the date of such accounting, indicating for each subscription the Subscriber’s name, social security number and address, the number and total purchase price of subscribed Units, the date of receipt by Issuer of the Cash Investment Instrument, and notations of any nonpayment of the Cash Investment Instrument submitted with such subscription, any withdrawal of such subscription by the Subscriber, any rejection of such subscription by Issuer, or other termination, for whatever reason, of such subscription. The purpose of the Accounting is to provide Escrow Agent with an accurate listing of each Subscriber up to and until such time as the Minimum Offering is completed and funds are disbursed to the Issuer in accordance with Section 6 of this Agreement. After such time, the Subscription Accounting shall not be a prerequisite to any further disbursement of funds from the escrow account.

“Subscriber” shall mean any individual or entity who, with full knowledge and understanding of the risks associated with Regulation A+ offerings, delivers to the Issuer funds for the purpose of making a Cash Investment in connection with the Offering.

2.       APPOINTMENT OF ESCROW AGENT.    The Issuer and Boustead do hereby appoint the Escrow Agent as escrow agent for the purposes described herein.

3.      ACCEPTANCE OF APPOINTMENT BY ESCROW AGENT.  The Escrow Agent does hereby accept the appointment as escrow agent and agrees to act on the terms and conditions described herein.

4.      NO ENDORSEMENT.  THE ISSUER AND BOUSTEAD UNDERSTAND THAT THE ESCROW AGENT, BY ACCEPTING THE APPOINTMENT AND DESIGNATION AS ESCROW AGENT HEREUNDER, IN NO WAY ENDORSES THE MERITS OF THE OFFERING OF THE SECURITIES.  THE ISSUER AND
BOUSTEAD AGREE TO NOTIFY ANY PERSON ACTING ON ITS BEHALF THAT THE ESCROW AGENT’S POSITION AS ESCROW AGENT DOES NOT CONSTITUTE SUCH AN ENDORSEMENT, AND TO PROHIBIT SAID PERSONS FROM THE USE OF THE ESCROW AGENT’S NAME AS AN ENDORSER OF SUCH OFFERING. The Issuer and Boustead further agree to include with any sales literature, in which the Escrow Agent’s name appears and which is used in connection with the Offering, a statement to the effect that the Escrow Agent in no way endorses the merits of the Offering.

5.      DEPOSITS INTO ESCROW.  .  Upon receipt by Issuer or Boustead of any Cash Investment Instrument for the purchase of Units, Issuer or Boustead, as applicable, shall forward to Escrow Agent, by 12:00 noon on the next business day, the Cash Investment Instrument for deposit into the escrow account of the Escrow Agent described on Exhibit A hereto.

Each such deposit shall be accompanied by the following documents (the “Investment Documents”):

()

a report containing such Subscriber’s name, social security number or taxpayer identification number, address and an executed  W-8 or W-9; and

(2)

a Subscription Accounting.

ALL FUNDS SO DEPOSITED SHALL REMAIN THE PROPERTY OF THE SUBSCRIBERS ACCORDING TO THEIR RESPECTIVE INTERESTS IN THEIR CASH INVESTMENT AND SHALL NOT BE SUBJECT TO ANY LIEN OR CHARGE BY ESCROW AGENT OR BY JUDGMENT OR CREDITORS' CLAIMS AGAINST ISSUER UNTIL RELEASED OR ELIGIBLE TO BE RELEASED TO ISSUER IN ACCORDANCE WITH SECTION 6(a) HEREOF.

.

Issuer understands and agrees that all Cash Investment Instruments received by Escrow Agent hereunder are subject to collection requirements of presentment and final payment, and that the funds represented thereby cannot be drawn upon or disbursed until such time as final payment has been made and is no longer subject to dishonor.  Upon receipt, Escrow Agent shall process each Cash Investment Instrument for collection, and the proceeds thereof shall be held as part of the Escrow Funds until disbursed in accordance with Section 6 hereof.  If, upon presentment for payment, any Cash Investment Instrument is dishonored, Escrow Agent’s sole obligation shall be to notify Issuer of such dishonor and to return such Cash Investment Instrument to Issuer.  Notwithstanding the foregoing, if for any reason any Cash Investment Instrument is uncollectible after payment or disbursement of the funds represented thereby has been made by Escrow Agent, Issuer shall immediately reimburse Escrow Agent upon receipt from Escrow Agent of written notice thereof.

Upon receipt of any Cash Investment Instrument that represents payment of an amount less than or greater than the Cash Investment, Escrow Agent's sole obligation shall be to notify Issuer of such fact and to return such Cash Investment Instrument to Issuer.

c.

All Cash Investment Instruments shall be made payable to the order of, or endorsed to the order of “Subscription Account for Golden Pacific Homes” and Escrow Agent shall not be obligated to accept, or present for payment, any Cash Investment Instrument that is not payable or endorsed in that manner.

d.

Escrow Agent acknowledges that Cash Investments may be transmitted directly to Escrow Agent from Subscribers pursuant to wire transfer, ACH or other electronic funds transfer to the instructions set forth on Schedule 1 hereto (an “Electronic Payment”). Issuer or Boustead, as applicable, shall deliver the Investment Documents associated with an Electronic Payment to Escrow Agent within 48 hours of the applicable party’s receipt of the same.

6.

DISBURSEMENTS OF ESCROW FUNDS.

.

Completion of Minimum Offering.  Escrow Agent shall pay to the Issuer the liquidated value of the Escrow Funds, by certified or bank check or by wire transfer, no later than five (5) business days following receipt of the following documents:

()

A Minimum Offering Notice;

()

Subscription Accounting, substantiating the sale of the Minimum Offering; and

(3)

A W-8 or W-9, and such other certificates, notices or other documents as Escrow Agent shall reasonably require.

Notwithstanding the foregoing, Escrow Agent shall not be obligated to disburse the Escrow Funds to Issuer if Escrow Agent has reason to believe that (a) Cash Investment Instruments in full payment for that number of Units equal to or greater than the Minimum Offering have not been received, deposited with and collected by the Escrow Agent, or (b) any of the certifications set forth in the Minimum Offering Notice are incorrect or incomplete.

After the initial disbursement of Escrow Funds to Issuer, Minimum Offering amount, pursuant to this Section 6(a), Escrow Agent shall pay to Issuer any additional funds received with respect to the Units, by certified or bank check or wire transfer, no later than five (5) business days after receipt. Escrow Agent shall not be required to obtain from the Issuer a Subscription Accounting before disbursing funds once the Minimum Offering amount has been disbursed.

.

Rejection of Any Subscription or Termination of the Offering.  No later than fifteen (15) business days after receipt by Escrow Agent of written notice (i) from Issuer or Boustead that Issuer intends to reject a Subscriber’s subscription, (ii) from Issuer or Boustead that there will be no closing of the sale of Units to Subscribers, (iii) from any federal or state regulatory authority that any application by Issuer to conduct a banking business has been denied, or (iv) from the Securities and Exchange Commission or any other federal or state regulatory authority that a stop or similar order has been issued with respect to the Offering document and has remained in effect for at least twenty (20) days, Escrow Agent shall pay to the applicable Subscriber(s), by certified or bank check and by first-class mail, the amount (without any interest) of the Cash Investment paid by such Subscriber, and shall pay to the Issuer all interest income on the Escrow Funds in the manner set forth on Exhibit A hereto.

.

Expiration of Offering Period.  Notwithstanding anything to the contrary contained herein, if Escrow Agent shall not have received a Minimum Offering Notice on or before the Expiration Date, Escrow Agent shall, within fifteen (15) business days after such Expiration Date and without any further instruction or direction from Issuer or Boustead return to each Subscriber, by certified or bank check and by first-class mail, the amount (without any interest) of the Cash Investment paid by such Subscriber, and shall pay to the Issuer all interest income on the Escrow Funds in the manner set forth on Exhibit A hereto.

7.

SUSPENSION OF PERFORMANCE OR DISBURSEMENT INTO COURT.  If, at any time, (i) there shall exist any dispute between Issuer, Boustead, Escrow Agent, any Subscriber or any other person with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or (ii) if at any time

Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) if Issuer and Boustead have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 12 hereof appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

a.

suspend the performance of any of its obligations (including without  limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be).

b.

petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court all funds held by it in the Escrow Funds for holding and disposition in accordance with the instructions of such court.

Escrow Agent shall have no liability to Issuer, Boustead any Subscriber or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

8.      ESCROW FUND.  All Cash Investments received by the Issuer in connection with the sale of the Units shall be deposited with the Escrow Agent.  The Escrow Agent shall hold, maintain and secure the Escrow Funds subject to the terms, conditions and restrictions herein described. Escrow Agent shall release Escrow Funds only in accordance with the instructions as set forth in Exhibit A, or as otherwise expressly set forth in this Agreement. The Issuer and Boustead understand and agree that all funds received by Escrow Agent are subject to collection requirements of presentment and final payment, and that the funds represented thereby cannot be drawn upon or disbursed until such time as final payment has been made and is no longer subject to dishonor.  Upon receipt of funds, Escrow Agent shall process each check for collection and the proceeds thereof shall be held as part of the Escrow Funds until disbursed in accordance with Exhibit A hereof.  If upon presentment for payment, any check is dishonored, Escrow Agent’s sole obligation shall be to notify the Issuer and Boustead of such dishonor and to return such check to Issuer. Notwithstanding the foregoing, if for any reason any check is uncollectible after payment or disbursement of the funds represented thereby has been made by Escrow Agent, Issuer shall immediately reimburse Escrow Agent upon receipt from Escrow Agent of written notice thereof.

9.

     INVESTMENT OF ESCROW FUND.  The Escrow Agent shall invest and reinvest the Escrow Funds in the investment(s) set forth in Exhibit B or any other investment which shall be requested in writing by the Issuer which shall be considered acceptable in the sole discretion of the Escrow Agent.  Escrow Agent shall have sole discretion to select the brokers, dealers or other traders of securities in connection with the investment of Escrow Funds.  During the term of this Agreement the Escrow Agent shall provide the Issuer and Boustead with written monthly statements containing the beginning balance of the Escrow Funds, as well as all principal and income transactions for the statement period.  Escrow Agent shall have the express authority to liquidate any and all investments consisting in whole or in part of Escrow Funds to make any and all disbursements under this Agreement.

10.

     LIABILITY OF ESCROW AGENT.  The Escrow Agent shall not be liable for any loss to Escrow Funds resulting from any investment made in accordance with this Agreement.  The Escrow Agent shall not be liable for any (a) actions taken at the request of the Issuer; (b) inaction resulting from the failure of the Issuer to provide the Escrow Agent with written instructions as to investment directives; (c) inaction resulting from the exercise of the Escrow Agent’s sole discretion in the choice of requested investments; or, (d) any loss resulting from the liquidation of any investment(s) prior to such investment’s maturity date for the purpose of making required payments under this Agreement.  The Escrow Agent shall not be held liable for any actions taken in good faith reliance upon written instructions by the Issuer.  The Escrow Agent shall not be held liable for any action or inaction taken in good faith, except that it may be held liable for its own gross negligence or willful misconduct, if so determined by a court of competent jurisdiction.  Under no circumstances shall the Escrow Agent be held liable for any special, indirect or consequential damages of any kind, even though the Escrow Agent may have been placed on notice of the likelihood of such loss.

11.

      RIGHTS AND DUTIES OF ESCROW AGENT.  This Agreement shall represent the entire understanding of the parties hereto, and the Escrow Agent shall only be required to perform the duties expressly described herein, and no further duties shall be implied from this Agreement or any other written or oral agreement by and between the Escrow Agent, Boustead and the Issuer made previous or subsequent to this Agreement, unless such written amendment to this Agreement is executed by all parties to this Agreement.  The Escrow Agent may rely upon any written instructions believed in good faith to be genuine when signed and presented by the requesting party(ies) and shall not have a duty to inquire or investigate the validity of any such written instruction.  The Escrow Agent shall not be required to solicit funds from the Issuer or Boustead in connection with this Agreement.  The Escrow Agent shall be permitted to execute any and all powers under this Agreement directly or through its agents and/or attorneys, and shall be allowed to seek counsel from any professional regarding the performance of this Agreement, which professionals shall be selected at the sole discretion of the Escrow Agent.  Should the Escrow Agent receive conflicting directions or become uncertain as to its duties under this Agreement, it shall be permitted (a) to immediately abstain from further action until such duties are expressly defined in writing by the parties hereto, and shall only be required to protect and keep the Escrow Funds in their current investment(s) until such time as a written agreement among the parties is executed or a court of competent jurisdiction shall render an order directing further action, or (b) to petition any court of competent jurisdiction (by means of an interpleader action or other appropriate action) for instructions regarding such uncertainty, and pay all Escrow Funds into such court for holding and disposition.  Upon release of Escrow Funds to a court as provided in the preceding sentence or as set forth in Exhibit A hereto, Escrow Agent shall be fully released from any and all further obligations, except for the provision of written notice to the other parties to this Agreement, setting forth in such notice the date of release of the Escrow Funds, the party to whom released, the amount released and a statement setting forth Escrow Agent’s release from further obligations to any other party to this Agreement.

12.

      RESIGNATION AND SUCCESSION OF ESCROW AGENT.  The Escrow Agent may resign and be discharged of all duties and obligations under this Agreement by providing ten (10) days written notice of such resignation to the Issuer and Boustead.  If no successor escrow agent shall have been named by the Issuer at the expiration of the ten (10) day notice period, the Escrow Agent shall have no further obligations hereunder except to hold the Escrow Funds as a depository.  Upon notification by the Issuer of the appointment of a successor escrow agent, the Escrow Agent shall promptly deliver the Escrow Funds and all materials and instruments in its possession which relate to the Escrow Funds to such successor, and the duties of the resigning Escrow Agent shall terminate in all respects, and it shall be released and discharged from all further obligations herein.  The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing the Escrow Agent, plus any costs and fees incurred by the Escrow Agent in connection with the termination of this Agreement.  Any merger, consolidation or the purchase of all or substantially all of the Escrow Agent’s corporate assets resulting in a new corporate entity shall not be considered a successor for the purposes of this Agreement, and the Escrow Funds shall be transferred to such entity without written consent or further action under this Agreement.

13.

     TERMINATION OF ESCROW AGENT.  The Escrow Agent may be discharged from its duties under this Agreement upon thirty days (30) written notice from the Issuer upon the payment of any and all costs and fees due to Escrow Agent.  In such event, the Escrow Agent shall be entitled to rely upon written instructions from the Issuer as to the disposition and delivery of the Escrow Funds.  Upon thirty (30) days after receipt of such written notice of termination, if no successor has been named, the Escrow Agent shall immediately cease further action under this Agreement and shall have no further obligations hereunder except to hold the Escrow Funds as a depository.

14.

     TAXES. The Issuer represents that its Federal Tax Identification Number listed in Exhibit A is true and correct, and will notify the Escrow Agent in writing immediately upon any change to such number. The Issuer grants to the Escrow Agent a right of set-off solely against the amount of any interest or income earned on the Cash Investments portion of the Escrow Funds which may be exercised to pay any and all taxes, whether federal, state or local, incurred by the investment of the Escrow Funds. The Issuer will indemnify and hold harmless the Escrow Agent against and in respect to liability for taxes and/or any penalties or interest attributable to the investment of Escrow Funds by Escrow Agent pursuant to this Agreement.  For purposes of federal income taxes and other taxes based on income, the Issuer will be treated as owner of the Escrow Funds unless and until such time as any portion of the Escrow Funds is returned to its Subscriber.

15.

     FEES.  Issuer shall also agree to pay compensation for the services rendered by the Escrow Agent under this Agreement.  Compensation for services rendered by the Escrow Agent shall be paid per the instructions set forth on Exhibit C, and Issuer agrees to pay or reimburse the Escrow Agent for all expenses and disbursements, including attorney’s fees and expenses, incurred in connection with the preparation, execution, performance, delivery, modification or termination of this Agreement.

16.

     INDEMNIFICATION OF ESCROW AGENT. The Issuer shall indemnify, defend and hold harmless the Escrow Agent and its directors, officers, agents and employees from all loss, liability or expense arising from the execution and/or performance of this Agreement or the undertaking of any instructions from the Issuer, except for any loss which has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of the Escrow Agent, and such indemnification shall include attorney’s fees and expenses.  The Escrow Agent’s right of indemnification shall survive the resignation or termination of the Escrow Agent and the termination of the duties described in this Agreement.  The Issuer further grants the Escrow Agent a right of set-off solely against the amount of any interest or income earned on the Cash Investments portion of the Escrow Funds for the payment of any claim for indemnification, expenses or compensation due hereunder.

17.

     NOTICES.  All communications, notices and instructions required herein shall be in writing and shall be deemed to have been duly given if delivered by hand or first class, registered mail, return receipt requested, postage prepaid, by overnight courier or by facsimile or electronic transmission, if followed by letter and affirmative confirmation of receipt is received (such facsimile or electronic transmission notice to be effective on the date such affirmative confirmation of receipt is received), and addressed as follows:

If to Escrow Agent:

Regions Bank

Corporate Trust Department

Odell Romeo

1180 West Peachtree Street NW, Suite 1200

Atlanta, GA 30309

Odell.Romeo@regions.com

404-581-3729

If to Issuer:

(Manager)

Ian Fisher

Golden Pacific Capital, LLC,

8711 E. Pinnacle Peak Rd., PMB #178,

Scottsdale, AZ 85255;

         646-431-8783;

ifisher@goldenpacificcapital.com

If to Boustead:

Boustead Securities, LLC

Keith Moore

898 N. Sepulveda Blvd.

Suite 475

El Segundo, CA 90245

Keith@Boustead1828.com

(949) 295-1580

In the event the Escrow Agent shall receive such written instructions and shall determine pursuant to its sole discretion that verification of such instructions shall be required, then the

Escrow Agent shall be permitted to seek confirmation of such instructions by way of telephone contact to the author of such written instructions.  Verification of the instructions by the purported author of the instructions called at the telephone number placed on the instructions shall serve to verify such instructions.

18.

     ASSIGNMENT.  This Agreement shall not be assignable absent written consent of the parties hereto.  Any assignment absent written consent shall be deemed void ab initio, except that the merger or acquisition of all or substantially all the assets of the parties shall not require written consent, but shall require written notice to all the parties hereto.  Notwithstanding the foregoing, all covenants contained in this Agreement by or on behalf of the parties hereto shall bind and inure to the benefit of such parties and their respective heirs, administrators, legal representatives, successors and assigns.

19.

      MODIFICATION OF AGREEMENT.  This Agreement shall constitute the complete and entire understanding of the parties hereto, and shall supersede any and all prior agreements between or among them.  The provisions of this Agreement shall not be waived, modified, amended, altered or supplemented, in whole or in part, except by a writing signed by all the parties hereto.

20.

     CHOICE OF LAW.  This Agreement shall be governed and construed in accordance with the laws of the State of Alabama.  The parties further waive any right to a trial by jury with respect to any judicial proceeding arising out of occurrences related to this Agreement.

21.

      FORCE MAJEURE.  No party to this Agreement shall be liable to any other party for losses arising out of, or the inability to perform its obligations under the terms of this Agreement, due to acts of God, which shall include, but shall not be limited to, fire, floods, strikes, mechanical failure, war, riot, nuclear accident, earthquake, terrorist attack, computer piracy, cyber-terrorism or other acts beyond the control of the parties hereto.

22.

       EXECUTION.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument.  The effective date of this Agreement shall be the date it is executed by the last party to do so.

     23.       SEVERABILITY.  If any provision of this Agreement or the application thereof to any party or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

24.

EXHIBITS.  The Exhibits attached hereto are by this reference incorporated into this Agreement and made a part hereof.

25.

REPRESENTATIVES.  The applicable persons designated on Exhibit “A” hereto have been duly appointed to act as its representatives hereunder and have full power and authority to execute and deliver any written directions, to amend, modify or waive any provision of this Agreement and to take any and all other actions on behalf of the Issuer, as applicable, under this Agreement, all without further consent or direction from, or notice to, it or any other party.

            26.       USA PATRIOT ACT.  No party to this Agreement is (or will be) a person with whom Escrow Agent is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury of the United States of America (including, those persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons.  In addition, the Issuer and Depositor hereby agree to provide to Escrow Agent any additional information that Escrow Agent deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities. The following notification is provided to the Issuer and Depositor pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318 (“Patriot Act”):  IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product.  In the event the Issuer or the Depositor violates any of the provisions of the USA Patriot Act and the regulations thereunder, such event shall constitute a default hereunder and shall entitle the Escrow Agent to exercise all of its rights and remedies at law or in equity, including but not limited to terminating this Escrow Agreement.

     27.        ILLEGAL ACTIVITIES.  Escrow Agent shall have the rights in its sole discretion to not accept appointment as escrow agent and reject funds and collateral from any party in the event that Escrow Agent has reason to believe that such funds or collateral violate applicable banking practices or applicable laws or regulations, including but not limited to the Patriot Act.  In the event of suspicious or illegal activity and pursuant to all applicable laws, regulations and practices, the other parties to this Agreement will assist Escrow Agent and comply with any reviews, investigations and examinations directed against the deposited Escrow Funds.

   28.          SECURITY PROCEDURES.

In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement, as indicated in Schedule 1 attached hereto), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated in Section 17 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated.  The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Section 17, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of your executive officers, ("Executive Officers"),  which shall include the titles of______________________, as the Escrow Agent may select. Such "Executive Officer" shall deliver to the Escrow Agent a fully executed

Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Purchaser or the Seller to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Escrow Agreement as of the date first written above.

REGIONS BANK,

As Escrow Agent

By:_________________________________

Its:_________________________________

ISSUER

By:______________________________ __

Its:________________________________

BOUSTEAD

By:______________________________ __

Its:________________________________

Schedule 1

[Insert wire transfer instructions here.]

12

Exhibit A

1.  Issuer Federal Employer Identification Number: 161710317

Issuer

Representative(s):

The following individual(s) is hereby appointed as representative of the Issuer under the Escrow Agreement:

Name:

  Specimen Signature:

Name:

  Specimen Signature:

Boustead

Representative(s):

The following individual(s) is hereby appointed as representative of Boustead under the Escrow Agreement.

Name:

  Specimen Signature:

Name:

  Specimen Signature:

2.

Definitions.

“Expiration Date” means the expiration date of the Issuer’s Offering contemplated in this Agreement.

3.

Escrow Account:

Regions Bank

ABA# 062005690

AC Name: Wealth Management Operations

AC#

FFC Name:

FFC#

ATTN:  Odell Romeo

4.

Termination and Disbursement.  In the event there is any termination or failure of the offering pursuant to Sections 6b or 6c of the Escrow Agreement, the Escrow Agent shall,

in accordance with the Offering document and as directed in writing by the Issuer and Boustead:

ٱ

Pay as soon as practicable to the applicable Subscriber(s), by certified or bank check and by first-class mail, the amount of each Subscriber’s Cash Investment without interest; and

ٱ

Pay all monies representing interest and other earnings as soon as practicable by certified or bank check to Issuer.

Exhibit B

Funds will be invested in the Goldman FS Treasury Obligations Fund Svc Admin Fund 470 (Cusip #38141W299).  This fund is rated AAAm by Standard & Poor’s, Aaa by Moody’s, and AAA by Fitch.  The fund offers a high level of liquidity and will sweep available cash automatically.   All fees and expenses charged by the fund company are disclosed in the fund’s prospectus, which is available at www.goldmanscachs.com.   Also, from time to time, the fund company may elect to share a portion of its management fee with Regions Bank.  This revenue sharing will not affect your investment yield.

Money market funds (i) are investments that involve risk, including possible loss of principal, and which may fluctuate in value; (ii) are not guaranteed by Regions or its affiliates; and (iii) are not insured by the Federal Deposit Insurance Corporation (“FDIC”).

Exhibit C

Fee Schedule

These fees are based upon our current understanding of our duties under of the above-referenced agreement. Regions Bank reserves the rights to adjust its fees should its duties change under the agreement.

 CLOSING FEE:

$300 per closing

Due upon closing

ADMINISTRATION FEE:

$3,500.00

Due in advance at launch

TRANSACTION FEES:

Wire fee:

 Waived

Check Disbursement:

Return Subscription Deposit to Subscribers:

$10.00 each

LEGAL FEES:

None

       The Acceptance Fee and the Annual Escrow Fee are payable upon execution of the escrow documents.  In the event the escrow is not funded, the Acceptance Fee and all related expenses, including attorneys’ fees remain due and payable, and if paid, will not be refunded.  Annual fees cover a full year in advance, or any part thereof, and thus are not pro-rated in the year of termination. All other fees, if any, will be billed to the client in arrears.